UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  July 17, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-61-89-240-2836

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry into a Material Definitive Agreement.
Pursuant to the terms and conditions of a share sale agreement, De Beira Goldfields Inc. has agreed to acquire an 80% interest in Minanca Minera Nanguipa, Compañía Anónima (the “Subsidiary”), subject to certain closing conditions discussed below. The Subsidiary owns certain mineral exploration property, including plant and equipment, in Ecuador (the “Property”).

De Beira will acquire the 80% interest in the Subsidiary from Emco Corporation Inc., S.A. (“Emco”) for an aggregate purchase price comprising of 10 million restricted common shares in the capital of De Beira at a deemed price of $3.00 per common share and a cash payment of US$400,000. The increase in the number of shares issued as consideration for the acquisition of the 80% interest in the Subsidiary is a direct result of the decrease in the deemed price per share of $10.00 to $3.00 per share, which was the price per share that was provided in the terms of the letter agreement that was initially disclosed in the Company’s Form 8-K filed on June 29, 2006.

On June 16, 2006, De Beira paid a deposit of $500,000 to Emco (the “Deposit”) on the acceptance of the letter agreement by Emco.

On July 7, 2006, De Beira completed its due diligence on the Property.

On July 10, 2006, the share sale agreement was signed by the parties. The closing conditions for the acquisition of the 80% interest in the Subsidiary are as follow:

a.	Emco will deliver to De Beira the following;

i.	proof that a meeting of the directors of the Subsidiary has been held approving the transfer of the shares in the Subsidiary (“Shares”) to De Beira;

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i.	instruments of transfer for the Shares in favour of De Beira, which have been duly executed by Emco;
ii.	all available copies of the constitution of the Subsidiary;
iii.	the minute books and other records of meetings or resolutions of members and directors of the Subsidiary;
iv.	all mining information on the Property, including all,
1.	surveys, maps, plans and diagrams of the Property,
2.	drill samples and cores and drilling location maps related to drilling conducted on the Property,
3.	geological and geochemical samples and geophysical logs and reports with respect to mineral seams located within the Property and all other technical data and information,
4.	mining, beneficiation, marketing and feasibility studies relating to the operations, or proposed operations, on the Property, and
5.	other documents or information relating specifically to the Property, to work carried out or proposed to be carried out in the Property, or to the conduct of operations on the Property;
v.	all registers of the Subsidiary (including the register of shareholders, register of options, register of directors, register of charges) in proper order and condition and fully entered up to closing;
vi.
all cheque books, financial and accounting books and records, copies of tax returns and assessments, mortgages, leases, agreements, insurance policies, title documents, licenses, indicia of title, contracts, certificates and all other records, papers, books and documents of the Subsidiary; and

vii.	all current authorizations and other documents issued to the Subsidiary under any legislation or ordinance relating to its business activities.

b.	De Beira will deliver to Emco the following:

i.	the share certificates representing the 10 million restricted common shares in the capital of De Beira (the “Restricted Shares”);
ii.	confirmation of the cost base of the Restricted Shares; and
iii.	a certified copy of the director's resolution of De Beira approving the Share Sale Agreement.

Further, the share sale agreement provides, among other terms and conditions, the following:

1.	$100,000 of the Deposit will be utilized as and deemed to be a loan from De Beira to the Subsidiary for expenditure on the Property.

2.
Following the settlement of the closing conditions listed above, De Beira will make available to the Subsidiary an aggregate $7,000,000 as a loan for the following purposes and at the following timetable:

i.	US$1,500,000 within 15 days of closing to be used for upgrade expenditures on the Property;

ii.	US$400,000 to be used for upgrades to the Property by July 31, 2006;

iii.	US$1,375,000 by October 2, 2006 to be paid to the Bank of Guayaquil for existing debt owed by the Subsidiary to the Bank of Guayaquil; and

iv.
the balance of US$3,725,000 to be used for exploration expenditures on the Property and to be paid equally over a period of five months beginning September 1, 2006 with the final payment due on January1, 2007.

3.
The loan will be repayable on demand by De Beira but only from cash surpluses from the sale of mineral products from the Property. Repayment of the loan will rank in priority ahead of loan repayments to other persons, with the exception of the repayment to the Bank of Guayaquil, and ahead of dividends, capital returns, loans or distributions of any nature to shareholders of the Subsidiary.

4.
As security for the loan, the Subsidiary will grant a registrable mortgage over its assets to De Beira in a form approved by De Beira at the cost of the Subsidiary immediately after the Subsidiary’s liability to the Bank of Guayaquil is paid in full and the security interest granted by the Subsidiary to the Bank of Guayaquil has been released.

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1.
As soon as practicable after the settlement of the closing conditions listed above, Emco and the Subsidiary will take all necessary steps to ensure that the appointment of directors nominated by De Beira results in those constituting the majority of the board of the Subsidiary.

2.
The Subsidiary has appointed De Beira as the Joint Operator of the Property with the existing operator, Overton S.A. For this purpose, the particular terms of operation shall consist of Overton, S. A. being in charge of the day-by-day onsite operation, and De Beira being in charge of providing onsite assistance regarding technical oversight for both mining and milling. In any case, procedures and final authorization will be determined by De Beira.

3.	De Beira will be responsible for keeping the Property and all permits in good standing during the term of the share sale agreement.

See Exhibit 10.4 - Share Sale Agreement for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.4, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.4 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.4	Share sale agreement dated July 10, 2006, between De Beira Goldfields Inc. and Emco Corporation Inc., S.A.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

By:/s/ Susmit Shah
Dated: July 17, 2006                Susmit Shah - CFO

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Share Sale Agreement

De Beira Goldfields Inc
Purchaser

and

Emco Corporation
Vendor

Cullen Babington Hughes
L a w y e r s

229 Stirling Highway, Claremont
Western Australia 6010
Telephone +61 8 9284 5522
Facsimile +61 8 9284 5588
Email mail@cbhlegal.com.au

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1. DEFINITIONS AND INTERPRETATIONS

2. SALE AND PURCHASE OF THE COMPANY

3. SETTLEMENT

4. THE PURCHASER'S POST SETTLEMENT OBLIGATIONS

5. BOARD AND OPERATOR

6. DIVIDEND POLICY

7. SHARE TRANSFER

8. PRE-EMPTION RIGHTS

9. CONTROL CHANGE

10. INDEPENDENT VALUER

11. SHAREHOLDER AGREEMENTS

12. PERFECTION OF TITLE

13. VENDOR'S WARRANTIES

14. PURCHASER'S WARRANTIES

15. NOTICES

16. CONFIDENTIALITY

17. FURTHER ASSURANCE

18. GOVERNING LAW

19. VARIATION

20. COSTS

21. MISCELLANEOUS

This document is the copyright of Cullen Babington Hughes Pty Ltd and no part of it may be reproduced, stored or transmitted without prior written permission.

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SHARE SALE AGREEMENT

DATED:

BETWEEN

1.
De Beira Goldfields Inc a company incorporated in Nevada, United States of America with Securities and Exchange Commission File number 000 - 51707 and an address at 30 Ledgar Road, Balcatta, Western Australia 6021 (Purchaser).

2.
Emco Corporation Inc., S.A. a company constituted according to the laws of the Republic of Panama, inscribed at File number 159366 of the Mercantile Microfilm Section of the Public Registry of the Republic of Panama, domiciled at the Republic of Panama, Province of Panama, District of Panama, Corregimiento of Bella Vista, Campo Alegre Urbanization, Ricardo Arias Street, Proconsa II Building, Second Floor, Office 2-A (Vendor)

BACKGROUND

A.	The Vendor is the legal and beneficial owner of the Sale Shares.

B.	The Company owns the Mineral Properties.

C.	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares on the terms and conditions set out in this Document.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Document:

Authorisation means any permit, approval, authorisation, consent, exemption, filing, licence, notarisation, registration or waiver however described and any renewal or variation to any of them.

Business means the business of the Company as at the Execution Date.

Business Contracts means all material agreements, leases, contracts and arrangements to which Company is a party and which are, in whole or in part, executory as at Settlement.

Business Day means a day on which banks are open for general banking business in the Republic of Panama excluding Saturdays and Sundays.

Claim means in relation to any Party, a claim, action or proceeding, judgment, damage, loss, cost, expense or liability incurred by or to or made or recovered by or against the Party, however arising and whether present, unascertained, immediate, future or contingent.

Company means Minanca Minera Nanguipa, Compañía Anónima. a company constituted according to the laws of the Republic of Ecuador, with Unique Taxpayer Record number 099124537500, and domiciled at the Republic of Ecuador, Province of Guayas, Canton of Guayaquil, City of Guayaquil, October the 9th Street & Esmeraldas Intersection, Finansur Building Nº 1911, Fifteenth Floor, Office 2.

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Consideration means the consideration payable pursuant to clause 2.2.

Deposit means the sum of $500,000.00.

Director means a director of the Company.

Document means the share sale agreement hereby constituted and includes the Schedules and the recitals hereto.

Encumbrance means an interest or power reserved in or over an interest in any asset including, but not limited to, any retention of title; or

(a)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power; or

(b)
by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above, other than the Permitted Encumbrances.

Environmental Law means any law concerning environmental matters which regulates or affects any Mineral Property, and includes but is not limited to laws concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for or development of any natural resource.

Environmental Liability means any obligation, expense, penalty or fine under an Environmental Law, including rehabilitation and rectification work of whatsoever nature or kind.

force majeure means matters beyond the reasonable control of the relevant party including strikes, lockouts, labour and civil disturbances, acts of God, unavoidable accidents, laws, rules, regulations, orders or decrees of any national municipal or other governmental agency whether domestic or foreign, acts of war and conditions arising out of or attributable to war (declared or undeclared), shortage of necessary equipment, materials, labour or restrictions on them or limitations on their use, refusal of or delay in obtaining exchange control approval or authority or delays in transportation.

Governmental Agency means, in relation to any matter, any relevant federal government, state government, local authority, statutory authority, administrative body of department, tribunal or agency having authority in respect of that matter.

Insolvency Event means:

(a)	a receiver, manager, receiver and manager, trustee, administrator, controller or similar officer is appointed in respect of a person or any asset of a person;

(b)	a liquidator or provisional liquidator is appointed in respect of the corporation;

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(c)
any application (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purposes of:

(i)	appointing a person referred to in paragraphs (a) or (b);

(ii)	winding up a corporation; or

(iii)	proposing or implementing a scheme of arrangement;

(d)	any event or conduct occurs which would enable a court to grant a petition, or an order is made, for the bankruptcy of an individual or his estate under any insolvency provision;

(e)
a moratorium of any debts of a person, or an official assignment, or a composition, or an arrangement (formal or informal) with a person's creditors, or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn or dismissed within 7 days;

(f)	a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

(g)	any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person.

Last Accounts means the consolidated balance sheet and profit and loss account of the Company for the period ended on the Last Accounts Balance Date, true copies of which are annexed to this Document as Schedule 3.

Last Accounts Balance Date means December the 31st, 2005.

Loan means the amount advanced by the Purchaser to the Company under clause 4.1and clause 4.2.

Mine means the gold mine operated by the Company under the Mining Concession Title for the Minanca Area, Code number 389, issued by Resolution of the National Mining Office of the Ministry of Energies & Mining of the Republic of Ecuador, on July the 6th, 2001.

Mineral Properties means the mining and exploration permits set out in Item 1 and Mineral Property means any one of them.

Mining Information means:

(a)	surveys, maps, plans and diagrams of the Mineral Properties;

(b)	drill samples and cores and drilling location maps related to drilling conducted on the Mineral Properties;

(c)	geological and geochemical samples and geophysical logs and reports with respect to mineral seams located within the Mineral Properties and all other technical data and information;

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(d)	mining, beneficiation, marketing and feasibility studies relating to the operations, or proposed operations, on the Mineral Properties; and

(e)
other documents or information relating specifically to the Mineral Properties, to work carried out or proposed to be carried out in the Mineral Properties, or to the conduct of operations on the Mineral Properties, in the possession or owned by the Vendors or the Company and howsoever held or stored whether in writing or in electronic tape or disc storage.

Party means a party to this Document and Parties has a corresponding meaning.

Permitted Encumbrances means:

(a)	rights reserved to or vested in any Governmental Agency by the terms of any instrument or grant affecting; or

(b)	taxes or royalties imposed by any Governmental Agency in respect of; or

(c)	the terms and conditions of grant of,

the Mineral Properties.

Purchase Price means $30,400,000.00.

Purchaser Shares means such number of restricted common ordinary shares in the capital of the Purchaser resulting from the division of the Purchase Price (less the amount referred to in clause 2.3(b)) by the closing offer price of the Purchaser's shares as quoted on the NASDAQ over the counter Bulletin Board on the last trading day prior to the Settlement Date.

Revenue Authority means any federal, state, territory or local government authority or instrumentality in respect of Tax.

Sale Shares means 17,200 issued common shares in the Company, completely paid & liberated.

Schedule means a schedule to this Document.

Settlement means settlement of the sale and purchase of the Sale Shares pursuant to this Document, whether on the Settlement Date or otherwise.

Settlement Date means July 10 2006 or such other date as agreed by the Parties.

Shareholder means a Party that is the registered holder of Shares.

Shares mean issued shares in the Company.

Statutes means all legislation of any country, state or territory enforced at any time, and any rule, regulation, ordinance, by law, statutory instrument, order or notice at any time made under that legislation.

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan, withholding, stamp, transaction, registration, duty or similar charge which is assessed, levied, imposed or collected by any government agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or any other accounting imposed on, or in respect of any of the above.

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Transaction means the sale and purchase of the Sale Shares as contemplated in clause 2.1.

1.2	Interpretation

In this Document unless the context otherwise requires:

(a)	headings are for convenience only and do not affect its interpretation;

(b)	an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;

(c)
the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)	a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e)	a reference to any document (including this Document) is to that document as varied, novated, ratified or replaced from time to time;

(f)
a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g)	words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h)
reference to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Document and a reference to this Document includes any schedule, exhibit or annexure to this Document;

(i)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)	reference to an Item is to an item in Schedule 1; and

(k)	a reference to $ or dollar is to currency of the United States of America.

2.	SALE AND PURCHASE OF THE COMPANY

2.1	Sale and Purchase

The Vendor sells and the Purchaser agrees to purchase the Sale Shares free of Encumbrances for the Consideration and otherwise on the terms and conditions set out in this Document.

2.2	Deposit

The Vendor acknowledges receipt of the Deposit to be disbursed only in accordance with this Document.

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2.3	Consideration

The Consideration payable by the Purchaser for the acquisition of the Sale Shares is the Purchase Price satisfied by:

(a)	the issue to the Vendor of the Purchaser Shares; and

(b)	the payment to the Vendor of $400,000.00 to be deducted from the Deposit.

3.	SETTLEMENT

3.1	Time for Settlement

Settlement must take place on the Settlement Date at the Purchaser's office or at such other place or time as the Parties may agree.

3.2	The Vendor's obligations at Settlement

At Settlement, the Vendor must deliver to the Purchaser:

(a)	share certificates in respect of the Sale Shares;

(b)	proof that a meeting of the Directors has been held approving the transfer of the Sale Shares to the Purchaser subject to execution of the share transfer by the Purchaser;

(c)	instruments of transfer for the Sale Shares in favour of the Purchaser which have been duly executed by the Vendor;

(d)	all available copies of the constitution of the Company;

(e)	the minute books and other records of meetings or resolutions of members and directors of the Company;

(f)	all Mining Information;

(g)
all registers of the Company (including the register of members, register of options, register of directors, register of charges) in proper order and condition and fully entered up to the Settlement Date;

(h)
all cheque books, financial and accounting books and records, copies of tax returns and assessments, mortgages, leases, agreements, insurance policies, title documents, licences, indicia of title, contracts, certificates and all other records, papers, books and documents of the Company.

(i)	all current Authorisations and other documents issued to the Company under any legislation or ordinance relating to its business activities and

(j)	any other documents, transfers or other things that may be required by the Purchaser to give effect to the terms of this Document.

3.3	Purchaser's obligations at Settlement

At Settlement, the Purchaser must:

(a)	allot and issue the Purchaser Shares to the Vendor (or its nominees as stated in writing to the Purchaser at least 3 days prior to Settlement) ;

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(b)	deliver to the Vendor a certificate or holding statement for those Purchaser Shares;

(c)	if required by the Vendor by notice in writing to the Purchaser at least three days prior to Settlement, provide confirmation of the cost base of the Purchaser Shares; and

(d)	deliver to the Vendor a certified copy of the director's resolution of the Purchaser approving the Transaction.

4.	THE PURCHASER'S POST SETTLEMENT OBLIGATIONS

4.1	Loan to the Company

Following Settlement the Purchaser must make available to the Company $7,000,000.00 as a loan in accordance with the following timetable for the purposes as below stated:

(a)	$1,500,000.00 within 15 days of Settlement to be used for upgrade expenditures at the Mine;

(b)	$400,000.00 by no later than 31 July 2006 to be used for upgrade expenditures at the Mine;

(c)	$1,375,000.00 to be paid to the Bank of Guayaquil to repay debt owed by the Company to the Bank of Guayaquil by no later than October 2 2006;

(d)	$3,725,000.00 to be to be expended on exploration expenditure on the Mineral Properties to be advanced to the Company in 5 equal instalments each of $745,000.00 commencing 1 September 2006.

4.2	Deposit

Following payment to the Vendor of the amount due under clause 2.3(b) the Vendor must pay the balance of $100,000.00 to the Company which amount forms part of the Loan.

4.3	Terms and Conditions of Loan

(a)	The Loan is repayable on demand by the Purchaser but only from cash surpluses from the sale of mineral products from the Mining Permits.

(b)	Repayment of the Loan ranks in priority ahead of:

(i)	loan repayments to other persons (other than the amount referred to in clause 4.1(c); and

(ii)	dividends, capital returns, loans or distributions of any nature to shareholders of the Company.

(c)	The Loan carries no interest.

4.4	Security

The Company must grant a registrable mortgage over its assets to the Purchaser in a form approved by the Purchaser at the cost of the Company immediately after the Company’s liability to the Bank of Guayaquil is paid in full and the security interest granted by the Company to the Bank of Guayaquil has been released.

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4.5	Force Majeure

(a)
Force majeure applies to the Purchaser's obligations under this clause and the obligations of the Purchaser are suspended and the time for the expenditure of funds by the Purchaser is extended to the extent that the Purchaser is prevented or hindered from performance or expenditure by force majeure.

(b)	The Purchaser is not entitled to the benefit of clause 4.5(a) if the force majeure event is caused by lack of funds or by the negligence of the Purchaser.

(c)	If force majeure causes a suspension or extension the Purchaser must give notice thereof as soon as reasonably possible to the Vendor stating the date extent and nature thereof.

(d)
If the Purchaser’s obligations or expenditure requirements have been suspended or extended the Purchaser must resume performance or expenditure as soon as reasonably possible after the removal of the force majeure and must provide notice of that to the Vendor.

5.	BOARD AND OPERATOR

5.1	Board

As soon as is practicable after Settlement, the Vendor and the Company must take all necessary steps to ensure that the appointment of directors nominated by the Purchaser results in those constituting the majority of the board of the Company.

5.2	Operator

Subject to Settlement, the Company appoints the Purchaser as joint operator of the Mine with Overton, S. A. a company constituted according to the laws of the Republic of Ecuador, with Unique Taxpayer Record number 0991308180001.

For this purpose, the particular terms of operation shall consist of Overton, S. A. being in charge of the day-by-day onsite operation, and the Purchaser being in charge of providing onsite assistance regarding technical oversight for both mining and milling. In any case, procedures and final authorization shall be deemed by the Purchaser.

6.	DIVIDEND POLICY

The Directors must, within a reasonable period, adopt a dividend policy under which all profits derived from the operations of the Company and legally available for distribution or payment to shareholders (distributable profits) are distributed to Shareholders in proportion to each Shareholders percentage holding in the Company:

(a)	subject to compliance with clause 4.3(b): and

(b)	consistent with prudent financial management; the Company's business plan, proper provisioning for taxation, working capital and operational requirements of the Company; and

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(c)	subject to the terms and covenants of all agreements pursuant to which any bank or financial institution has provided credit, loans or other financial accommodation to the Company.

7.	SHARE TRANSFER

7.1	Transfers

A Shareholder must not sell or transfer any legal or beneficial interest in its Shares except:

(a)	in compliance with this clause; or

(b)	with the prior written consent of all other Shareholders; or

(c)	to a body corporate that beneficially is wholly owned by that Shareholder.

7.2	Security Interests

A Shareholder must not execute or create, or attempt to execute or create, or permit to exist any security interest over its Shares to or in favour of any person, except with the prior written consent of all other Shareholders.

7.3	Transfer Restrictions

(a)	A Shareholder must not transfer any legal or beneficial interest in its Shares if the transfer would constitute a breach of or default under any provision of any project contract.

(b)
Each Shareholder indemnifies any other Shareholder against any claim, damage, loss or cost of any nature or description, including without limitation legal costs on a solicitor and own client basis, arising out of any breach of this provision by that Shareholder.

8.	PRE-EMPTION RIGHTS

8.1	Sale Notice

(a)	A Shareholder (Seller) wishing to sell its Shares (Disposal Shares) must give a notice (Sale Notice) to the board of the Company stating that the Seller wishes to sell the Disposal Shares specifying:

(i)	the number of Disposal Shares proposed for sale; and

(ii)	the price for the sale of the Disposal Shares which must be a single instalment cash price (Sale Price); and

(iii)	any other material terms and conditions.

(b)	A Sale Notice once given is irrevocable for a period of 25 Business Days after the date of the Sale Notice.

8.2	First Refusal Right

The board must, within 5 Business Days of receipt of a Sale Notice, offer the Disposal Shares to each other Shareholder (Remaining Shareholder) by written notice specifying:

(a)	the number of Disposal Shares;

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(b)	the Sale Price;

(c)	other material terms and conditions stated in the Sale Notice; and

(d)	the closing date of the offer (Closing Date) being a period of 20 Business Days following the date of the offer.

8.3	Offer Acceptance

(a)	A Remaining Shareholder may:

(i)	accept the offer in relation to all or part of the Disposal Shares; or

(ii)	reject the offer,

by giving written notice (Acceptance) to the board on or before the Closing Date.

(b)	Each Acceptance must be unconditional and is irrevocable.

(c)
An offer by a Remaining Shareholder to purchase a stated number of Disposal Shares is deemed to include an offer to purchase any lesser number of Disposal Shares allocated to that Remaining Shareholder pursuant to this clause.

(d)	A Remaining Shareholder is deemed to have rejected the offer if no Acceptance is received by the Closing Date.

8.4	Disposal Shares Apportionment

(a)
The Disposal Shares must be apportioned between the Remaining Shareholders in proportion to their shareholder percentages subject to any limit to the number of Shares to be acquired under this clause specified in the Acceptance of that Remaining Shareholder.

(b)
Disposal Shares that would in any apportionment to a Remaining Shareholder exceed the number specified by that Remaining Shareholder in its Acceptance must be reapportioned among the other Remaining Shareholders who have notified acceptances as closely as possible in proportion to their shareholder percentages.

(c)	This provision applies to any reapportionment and the process must be repeated as many times as necessary until all Disposal Shares have been allocated.

8.5	Notification

The board must notify the Seller and any Remaining Shareholder who has accepted an offer of the number of Shares allocated to that Remaining Shareholder within 5 Business Days following the Closing Date.

8.6	Completion

(a)	Completion of the transfer of Disposal Shares must be effected within 10 Business Days following the Closing Date at the registered office of the Company.

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(b)	The Remaining Shareholder must purchase the Disposal Shares at completion by delivering cash or a bank cheque in payment of the Sale Price for the Disposal Shares to the Seller.

(c)	The Seller must at completion deliver to the Remaining Shareholder the certificates relating to the Disposal Shares and a duly executed transfer of the Disposal Shares.

8.7	Default

If a Seller defaults in completing transfer of Disposal Shares pursuant to this provision the board must:

(a)	receive the Sale Price for the Disposal Shares from the Remaining Shareholder on behalf of the Seller;

(b)	give to the Remaining Shareholder a valid receipt for the Sale Price on behalf of the Seller;

(c)	authorise a person to execute on behalf of the Seller transfers of the Disposal Shares in favour of the Remaining Shareholder;

(d)	register the Remaining Shareholder as the holder of the Disposal Shares; and

(e)	take all further action necessary to complete the transfer of the Disposal Shares,

and each Shareholder hereby appoints the board and each Director from time to time as its lawful attorney to effect the matters required under this clause 8.7.

8.8	Third Party Transfer

A Seller may transfer any Disposal Shares, which have not been offered for sale and accepted for purchase by the Remaining Shareholders in accordance with this clause to any person, upon terms which are at least as equally favourable to the Seller as the terms set out in the Sale Notice at any time before 6 months following the date of the Sale Notice.

9.	CONTROL CHANGE

9.1	Effective Control

A change in the effective control of a shareholder occurs for the purposes of this provision in the event that any single person holding directly or indirectly more than 50 per centum of the issued capital of that Shareholder at the time when that Shareholder originally become a Shareholder ceases to hold the beneficial interest in at least 50 per centum of the issued capital of that Shareholder.

9.2	Control Change

(a)	A Shareholder must immediately notify each other Shareholder and the board of any change in the effective control of that Shareholder.

(b)
In the event of any change in effective control of a Shareholder that Shareholder is deemed to have notified each other Shareholder that that Shareholder wishes to sell and transfer all its Shares at a value determined in accordance with clause 10.

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9.3	Transfer Procedure

(a)
The board must, upon receipt of the independent valuation of the Shares of a Shareholder affected by a change in effective control, offer those Shares to all other Shareholders at a price equal to the independent valuation of the Shares determined in accordance with clause 10.

(b)	The pre-emptive rights in favour of Remaining Shareholders contained in clause 8 apply with any necessary modification to an offer of Shares by the board pursuant to this clause 9.

10.	INDEPENDENT VALUER

10.1	Appointment

(a)
The board must appoint an independent valuer to determine the value of each Share within 10 Business Days following notice or becoming aware that there has been a change in the effective control of a Shareholder.

(b)	The independent valuer appointed under this clause 10 must:

(i)	be a qualified accountant of at least 10 years standing or other person experienced in the valuation of mineral assets; and

(ii)	not have had any business dealing with any Shareholder in the period of 2 years before the date of appointment.

10.2	Valuation

(a)
The independent valuer must be instructed to determine the fair market value of the Shares by valuing the Company as a whole on a going concern basis as at the end of the month before the month in which the independent valuer is appointed.

(b)	The fair market value of each share is the proportionate amount of the value of the Company, without any premium for control or diminution for a minority interest.

10.3	Information Access

The board must:

(a)	provide access for the independent valuer at all reasonable times to the accounting and other records of the Company; and

(b)	procure any officer of the Company to provide any information and explanation that the independent valuer may require for the purposes of valuation of the Company.

10.4	Determination Period

The board must use its best endeavours to ensure that the independent valuer completes the valuation as soon as practicable and in any event within 60 days following receipt of instructions.

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10.5	Valuation Procedure

The independent valuer in determining the valuation of the Shares:

(a)	acts as an expert and not as an arbitrator;

(b)	may obtain or refer to any document, information or material and undertake any inspection or inquiry as the independent valuer considers appropriate;

(c)	must provide the board with a draft valuation and permit any Director an opportunity to comment on the draft valuation before final completion; and

(d)	may engage any assistance that the independent valuer reasonably considers appropriate or necessary to determine the valuation.

10.6	Conclusive Effect

The valuation as determined by the independent valuer is final and binding upon each Shareholder.

10.7	Costs

The Company must pay the reasonable costs of the independent valuer.

11.	SHAREHOLDER AGREEMENTS

11.1	Agreement to be bound

The board must not register a person as a Shareholder, whether under a transfer of shares or otherwise, except where that person has previously entered into an agreement in form and substance satisfactory to the board by which that person agrees to be bound by this Document.

11.2	Shareholders Agreement

If a Party requests in writing that Shareholders agreement be entered into the Parties must use their best endeavours to negotiate such agreement in good faith.

12.	PERFECTION OF TITLE

If any of the rights of the Vendor as legal and beneficial owners of the Sale Shares are not legally capable of being transferred to, conferred upon or exercised by the Purchaser in its name as and from Settlement, the Vendor transfers these rights to be exercised by the Purchaser in the name of the Vendor and the Vendor holds these rights in trust for the Purchaser.

13.	VENDOR'S WARRANTIES

13.1	Warranties and Representations

The Vendor warrants and represents to the Purchaser and it is a condition of this Document that both at the date of execution of this Document and at the Settlement Date the statements set out in Schedule 2 are true, complete and accurate.

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13.2	Indemnity by the Vendor

The Vendor indemnifies and must keep the Purchaser indemnified against:

(a)
any Claims, demands, actions, losses, costs, expenses, proceedings or liabilities of whatsoever nature suffered or incurred by the Purchaser as a result of any breach of the terms of this Document by the Vendor; and

(b)	all loss, damage and costs suffered by the Purchaser arising in consequence of any of the warranties and representations set out in Schedule 2 being false, misleading or incorrect.

13.3	Minimum and Maximum Warranty Amount

(a)
The Vendor is not liable to the Purchaser for any Claim arising from a breach of any warranty or any term of this Document unless the amount finally adjudicated or agreed as being payable in respect of the Claim exceeds $10,000.

(b)
The maximum amount which the Purchaser may recover from the Vendor in respect of a breach of warranty or any term of this Document in respect of all Claims is the amount equal to the Consideration as determined in accordance with International Financial Reporting Standards, save in the case of fraud or wilful neglect where the amount is unlimited.

14.	PURCHASER'S WARRANTIES

14.1	Warranties and Representations

The Purchaser warrants and represents to the Vendor that:

(a)	the execution and delivery of this Document has been duly and validly authorised by all necessary corporate action on behalf of the Purchaser;

(b)
the Purchaser has full corporate power and lawful authority to execute and deliver this Document and to observe and perform or cause to be observed and performed all of its obligations in and under this Document; and

(c)
the Purchaser Shares issued to the Vendor at Settlement are free of Encumbrances provided that nothing in this clause 14.1(c) constitutes a warranty or representation by the Purchaser that the Purchaser Shares will not be subject to a period of escrow imposed in accordance with the listing or trading rules of any applicable stock exchange.

14.2	Indemnity

The Purchaser indemnifies the Vendor and must keep it indemnified against all loss, damage and costs suffered by it by reason of the warranties or representations contained in clause 14.1 proving to be false, misleading or incorrect.

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15.	NOTICES

15.1	Requirements for Notice

Each notice authorised or required to be given to any Party must be in writing; and

(a)	delivered personally; or

(b)	sent by properly addressed and prepaid mail; or

(c)	facsimile,

addressed to the Party at its address set out in clause 15.2, or to such other address as it may from time to time notify to the other Party pursuant to clause 15.3.

15.2	Address of Parties

The initial address of the Parties is as follows:

The Vendor

By mail: P.O. Box N° 0815-00416 Zone 7, Panama, Republic of Panama

By delivery: As above

By facsimile: (507) 269-4991

The Purchaser:

By mail: 30 Ledgar Rd, Balcatta, Western Australia 6021

By delivery: As above

By facsimile: + 61 8 9240 2406

15.3	Change of Address

Each Party may from time to time change its address by giving notice pursuant to clause 15 to the other Parties.

15.4	Receipt of Notice

Any notice given pursuant to this clause 15 is deemed received:

(a)
in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (Perth time) on a Business Day or on the next following Business Day if delivered after 5 pm (Perth time) on a Business Day or on other than a Business Day;

(b)	if sent by mail, on the second clear Business Day after the day of posting; or

(c)	if sent by facsimile, on the day the facsimile was sent by clear transmission.

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16.	CONFIDENTIALITY

The terms of this Document, the existence of this Document and any information which a Party may obtain concerning the affairs or assets of another Party must be kept confidential and must not be used for any purpose other than the completion of the Transaction.

17.	FURTHER ASSURANCE

Each Party must sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Document.

18.	GOVERNING LAW

This Document is governed by and construed in accordance with the law from time to time in the Republic of Panama and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Panama and the courts which hear appeals therefrom.

19.	VARIATION

No modification or alternation of the terms of this Document is binding unless made in writing dated subsequent to the date of this Document and duly executed by all Parties.

20.	COSTS

20.1	Stamp Duty

All stamp duty assessed on or in respect of this Document is payable by the Purchaser.

20.2	Legal Costs

Each Party must bear their own legal costs incidental to the preparation, negotiation and execution of this Document.

21.	MISCELLANEOUS

21.1	Severance

If any provision of this Document is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision continue to be valid and forceful in accordance with their terms.

21.2	Entire Agreement

This Document constitutes the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

21.3	Counterparts

This Document may be executed in any number of counterparts (including by way of facsimile) each of which is deemed for all purposes to be an original and all such counterparts taken together are deemed to constitute one and the same instrument.

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21.4	Time

Time is of the essence in this Document in all respects.

EXECUTED by the Parties as an Agreement

EXECUTED BY Emco Corporation Inc., S.A. (File number 159366 of the Mercantile Microfilm Section of the Public Registry) in accordance with its constituent documents and the law applicable in its place of incorporation

/s/ Francisco Carrano
Director - Francisco Carrano /s/ Zobeida Duarte De Gonzalez
Director/Secretary Zobeida Duarte De Gonzalez

EXECUTED BY De Beira Goldfields Inc (Securities and Exchange Commission File number 000 - 51707] in accordance with its constituent documents and the law applicable in its place of incorporation
/s/ Reg Gillard
Director - Reg Gillard /s/ Susmit Shah
Witness - Susmit Shah

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SCHEDULE 1

1.	MINERAL PROPERTIES

Permit Type / Name	Number	Award Date	Renewal Date
Mining Concession Title for the Minanca Area, issued by Resolution of the National Mining Office of the Ministry of Energies & Mining of the Republic of Ecuador	Code 389	March the 31st, 1997	Thirty years, starting from March the 31st, 1997

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SCHEDULE 2

Vendor Warranties

1.	SHARE CAPITAL

(a)	(Shares Fully Paid): The Sale Shares are fully paid up and have been duly issued and allotted.

(b)	(No right to subscribe): No person has any right or option to subscribe for or to otherwise acquire any further Shares.

(c)	(No options): There are no outstanding options, contracts, calls, first refusals, commitments, rights or demands of any kind relating to the issued or unissued capital of the Company .

(d)	(No other allotments): The Vendor is not under any obligation to allot any of the Sale Shares to any person or persons or to grant any option over any part of the Sale Shares.

(e)	(The Vendor is owner): The Vendor is the registered holder and beneficial owner of 100% of the Sale Shares, which are free of any Encumbrance.

(f)	(Right and power to sell): The Vendor has complete and unrestricted power and right to sell, assign and transfer the Sale Shares to the Purchaser.

(g)	(Issued Capital): The Company has issued 21,500 Common Shares and is not under any obligation to allot, issue or grant Shares to any other person.

2.	CORPORATE AUTHORITY

The Company:

(a)	is duly registered, has full corporate power to own its assets and Business and to carry on the Business as now conducted; and

(b)	has done everything necessary to do business lawfully in all jurisdictions in which the Business is carried on.

3.	THE LAST ACCOUNTS

3.1	The Last Accounts:

(a)
disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of the Company as at the Last Accounts Balance Date, and the income, expenses and results of the operations of the Company for the period ended on that date;

(b)
include in their respective balance sheets all such reserves and provisions for Tax as are adequate to cover all Tax liabilities (whether or not assessed and whether actual, contingent, deferred or otherwise) of the Company up to the Last Accounts Balance Date;

(c)
contain adequate provisions in respect of all other liabilities (whether actual, contingent, deferred or otherwise) of the Company as at the Last Accounts Balance Date and proper disclosure (in note form) of any contingent or other liabilities not included or provided therein; and

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(d)	were prepared:

(i)	in accordance with International Financial Reporting Standards applied on a consistent basis and without making any revaluation of assets;

(ii)	in the manner described in the notes to them; and

(iii)	on a consistent basis with the accounts for the previous financial year.

3.2	Period Since Last Accounts Balance Date

(a)	(No material adverse change): There has not since the Last Accounts Balance Date been:

(i)	any material adverse change to the financial condition of or in the trading operations of the Company from that shown in the Last Accounts; or

(ii)	any material change in the nature, amount, valuation or basis of valuation of the assets or in the nature or amount of any liabilities of the Company .

(b)
(No material effect on operations): There has not arisen since the Last Accounts Balance Date any item, transaction or event of a material or unusual nature likely to affect substantially the operations or results or state of affairs of the Company.

(c)
(Business carried on in normal course): Since the Last Accounts Balance Date, the Company has carried on the Business in the ordinary regular and normal course, no amount has been acquired or disposed of, no liability has been incurred except in the ordinary course of business, and no contingent liability has been incurred by the Company.

(d)
(No debts released or settled): None of the debts shown in the Last Accounts have been released or settled for an amount less than that reflected for such debts in the Last Accounts, and all such debts owing to and accounts receivable of the Company are now and on Settlement are good and collectable in the amount disclosed in the Last Accounts (other than for any allowance in the Last Accounts in respect of doubtful debts). All such accounts receivable and debts are not subject to any counterclaim or set-off except for moneys payable by persons also shown as creditors of the Company in the amounts shown in the Last Accounts (as such amounts may have been affected by transactions in the ordinary course of business since the Last Accounts Balance Date).

(e)
(No Insolvency Event): Since the Last Accounts Balance Date no Insolvency Event has occurred in respect of the Company nor has any act occurred or any omission made which may result in an Insolvency Event occurring in respect of the Company.

(f)
(No additional remuneration): Since the Last Accounts Balance Date there has not been material change in the remuneration or benefits paid to or given or expected by the officers or employees of the Company.

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4.	RECORDS AND SYSTEMS

All books of accounts and other records of any kind of the Company:

(a)	have been fully, properly and accurately kept on a consistent basis and completed in accordance with proper business and accounting practices and all applicable Statutes;

(b)	have not had any material records or information removed from them;

(c)	do not contain or reflect any material inaccuracies or discrepancies; and

(d)	give and reflect a true and fair view of the trading transactions, or the financial and contractual position of the Company and of their assets and liabilities; and

(e)	are in the possession of the Company.

5.	CONTRACTS AND COMMITMENTS

(a)
(Contracts binding): Every contract, instrument or other commitment to which the Company is a party (including all Business Contracts and Leases) is valid and binding according to its terms and, without prejudice to any other warranty, no party to any such commitment is in material default under the terms of that commitment.

(b)	(No contracts outside ordinary course of business): The Company is not party to any contract or commitment entered into which is in existence and:

(i)	is outside the ordinary course of business;

(ii)
even if entered into in the ordinary course of business, involves or is likely to involve obligations or liabilities which by reason of their magnitude or nature ought reasonably to be made known to an intending purchaser of the Sale Shares;

(iii)	is not at arm's length or not on normal commercial terms; or

(iv)	is long term, substantial or onerous.

(c)
(No guarantees given): The Company has not guaranteed or indemnified or is directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligation of any person, or has given a letter of comfort to any person.

(d)
(No contract by unilateral act): No offer, tender, quotation or the like given or made by the Company is capable of giving rise to a contract merely by any unilateral act of a third party, other than in the ordinary course of business.

(e)
(Capital expenditure): There are no outstanding commitments of the Company for capital expenditure other than replacements and normal purchases of plant and equipment in the ordinary course of business.

(f)	(No foreign exchange exposure): There are no foreign exchange contracts binding the Company, and there are no foreign exchange exposures of the Company.

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(g)	(No profit sharing): The Company is not party to any agreement, arrangement or understanding where it is bound to share profits or waive or abandon any rights.

(h)
(No other payments): The Company is not subject to any agreement, arrangement or understanding that involves directly or indirectly any offer or payment to any government official or any other third party to influence him or to assist in the obtaining or retaining of business, nor involves any offer or payment to any other person while knowing or having reason to know that all or a portion of the matter offered or any such payment would be made available or paid to any government official or third party for the same purpose.

(i)
(Securities enforceable): All securities (including any guarantee or indemnity) granted in favour of the Company are valid and enforceable by that member against the grantor in accordance with the terms of that security.

6.	PERMITS AND COMPLIANCE WITH STATUTES

(a)	(All Permits obtained): The Company has all permits, licenses, authorities, registrations and approvals necessary for properly carrying on its Business (Permits).

(b)
(Permanent and unconditional): All Permits have been obtained on a permanent and unconditional basis, or if the Permits are not permanent and unconditional, the Company possesses all documents necessary to permit the Purchaser to renew or transfer the Permits.

(c)	(No revocation or variation): There is no circumstance or fact which may:

(i)	result in the revocation or variation in any material respect of any of the Permits;

(ii)	hinder or prevent the transfer or grant of such Permits to the Purchaser; or

(iii)	prejudice the continuance or renewal of such Permits in favour of the Purchaser.

(d)	(Reports and returns): All reports, returns, payments and other information required to be made or given in respect of any Permits have been duly made or given.

(e)	(Compliance with Statutes): The Business is conducted in compliance with all Statutes and there are no allegations of any contravention of any Statute by the Company.

7.	CORPORATE MATTERS

(a)	(Assets owned by the Company): The Company is the legal and beneficial owner of all of their assets, which are free of any Encumbrance, except as disclosed in the Last Accounts.

(b)	(Compliance with contracts): The Company has complied in all respects with:

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(i)	their Constitutions;

(ii)	any instrument to which they are a party or by which they are bound, including all Business Contracts and Leases; and

(iii)	all legal requirements and all judgments, orders, injunctions and requirements of any Court or Government Authority,

(iv)	and there has not occurred any event which, with the passing of time or giving of notice, would constitute a material breach of default or any of the above.

(c)	(Capacity of the Company): The Company:

(i)	does not hold and has not agreed to acquire or take up any shares in the capital of any company; and

(ii)	is not a trustee or manager of any trust estate or fund;.

(d)	(No powers of attorney): There are no powers of attorney given by the Company in favour of any person which are or may come to be in force in relation to the Business or the Company

(e)	(Officers duly appointed): All of the directors and secretaries of the Company have been duly appointed.

(f)	(No name changes): The name of the Company must not be changed before Settlement.

(g)	(Plant and equipment): All plant, equipment and vehicles owned by the Company are in good order and repair except for fair wear and tear.

(h)
(All duties and taxes paid): All stamp duties and other taxes for which the Company is primarily liable in respect of every deed, agreement or other document to which the Company is or has been a party have been duly paid or adequately provided for.

(i)	(Constitution): The Constitution of the Company must not be replaced or altered prior to Settlement.

(j)
(Filings): The Company has filed all annual returns, resolutions, particulars, other forms, returns and documents as and where required to be filed or registered under all Statutes, such returns and forms were accurate in all material respects.

8.	ASSETS

All the fixed assets, current assets and other assets and property used in connection with the Business are:

(a)
legally and beneficially owned by the Company free of Encumbrances (and, in particular, no such assets are the subject of any hire purchase agreement or credit purchase agreement or any agreement for payment on deferred terms), except for the security granted to the Bank of Guayaquil; and

(b)	not used by any other person.

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9.	THE MINERAL PROPERTIES

(a)	(No Encumbrances): The Mineral Properties are free from all mortgages, charges, liens and other Encumbrances, except for the security granted to the Bank of Guayaquil.

(b)
(In Good Standing): The Mineral Properties are in good standing and have been properly maintained and all expenditure and work requirements, rates, rentals and other outgoings which have fallen due for performance or payment in respect of the Mineral Properties have been performed or paid.

(c)
(No Notice of Revocation): The Company has not received notice of any act or omission which may render the Mineral Properties subject to cancellation, revocation or forfeiture, which may cause any term or condition to be amended or otherwise varied, which may restrict the enjoyment of rights conferred by the Mineral Properties or which may prejudice their renewal.

(d)	(No Breach of Conditions): The Company is not and has never been in breach of any of the terms and conditions to which the Mineral Properties are subject, and is not aware of any such breach.

(e)	(No Claims): There are no claims, demands, litigation or proceedings pending or threatened against the Mineral Properties.

(f)
(No royalty) There are no tribute, production or profit sharing, royalty, carried interest, toll treatment or smelting, production sale or delivery or similar agreements or arrangements affecting the any Mineral Property or the Vendor's interest in the Mineral Properties or any of them or any metals or minerals which may be derived.

(g)
(Environmental Laws) There is no outstanding notice or order issued under the Environmental Law of any government, governmental body or authority, the implementation of which (whether by force of law or voluntarily) might materially and adversely affect the Mineral Properties or impose an Environmental Liability in relation to the Mineral Properties.

(h)
(Environmental Laws) To the best of the Vendors knowledge, the Company has complied with the requirements of each government, governmental body or authority having authority in relation to Environmental Law and land owner matters in respect of the Mineral Properties.

10.	ABSENCE OF LITIGATION

(a)
(No current litigation): Neither the Company nor any person for whom it may be vicariously liable is engaged in any capacity in any prosecution, litigation, arbitration proceedings or administrative or governmental challenge or investigation (Litigation).

(b)	(No pending Litigation): There is no Litigation pending, threatened, anticipated or contemplated against the Company or any person for whom it may be vicariously liable.

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(c)	(No facts giving rise to Litigation): No fact or circumstance exists which may give rise to any Litigation which could materially affect the ability of the Company continuing to operate its Business.

(d)
(No outstanding judgments): There are no unsatisfied or outstanding judgments, orders, decrees, stipulations, or notices affecting the Company or any person for whom any of them may be vicariously liable.

11.	TAXATION

(a)	(Compliance): The Company has duly complied with all Tax obligations.

(b)
(No dispute): The Company has not made a false or misleading statement to a taxation officer in relation to any income or franking year and there is no unresolved dispute with any Revenue Authority involving the Company.

(c)
(Other tax returns filed): All necessary information, declarations, certificates, notices, returns and any other required lodgements in respect of Taxes, have been properly and duly submitted by the Company to all relevant Revenue Authorities in respect of Tax. The Company has not made a false or misleading statement in relation thereto and there is no unresolved dispute with any Revenue Authority involving the Company, nor are there any facts or circumstances which might give rise to any dispute.

(d)
(All other taxes assessed and paid): All Taxes which have been assessed or imposed or which are deemed to have been assessed or imposed or which are lawfully assessable or payable by or upon the Company which were due and payable as at the Last Accounts Balance Date have been paid or remitted to the relevant Revenue Authority by the Company.

(e)
(No penalty or fine paid or payable): The Company has not in the past five years paid or become liable to pay, nor are there any circumstances by reason of which the Company is likely to become liable to pay, any penalty, fine or interest with respect to any Tax under any legislation.

(f)
(No tax audit or investigation conducted): The Company has not in the past five years suffered any investigation, audit, visit or written request for the production of information by any Revenue Authority except for routine surveillance visits in the ordinary course of business. The Company has not been notified of nor is aware of any such proposed investigation, audit, visit or request.

(g)
(No non-arm's length transactions): The Company has not been a party to nor has participated in any non-arm's length transaction that could be affected by the exercise of discretionary powers of the relevant Revenue Authority.

(h)
(No tax avoidance): The Company has not been a party to nor has participated in transactions or arrangements that could give rise to the exercise by the Relevant Authority of its powers in relation to losses and outgoings incurred under tax avoidance schemes, or in relation to international agreements or schemes to reduce income tax, or any other discretionary powers of the relevant Revenue Authority by virtue of which transactions or arrangements entered into by the Company may be re-opened, revised or given an interpretation different from that adopted by the Company.

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(i)
(Tax file numbers): The Company has duly complied with all obligations imposed in relation to the quotation of tax file numbers by employees of the Company and the deduction by the Company of tax instalments.

(j)
(Income tax returns filed): The Company has filed all Tax returns for the income year, franking year and tax periods covered by the Last Accounts and for all previous years, together with any applicable certificates, notices, declarations and any other lodgements whether mandatory or otherwise in the interests of the Company; all such returns were correct and on a proper basis, and no dispute exists in relation to any of them, nor are there any facts or circumstances which might give rise to any disputes.

(k)
(All income tax assessed and paid): All Tax for the income year, franking year and tax periods covered by the Last Accounts and all prior income, franking years and tax periods which have been assessed or imposed or which is deemed to have been assessed or imposed or which is lawfully assessable or payable by or upon the Company has been duly assessed and paid.

(l)
(Proper records kept): All documents and records have been kept and maintained in compliance with all Statutes including, without limitation, all records required in relation to the franking account balance of the Company and records necessary to permit the ascertainment of all information required in relation to capital gains and capital losses including net capital gains and net capital losses and records necessary to attribute the goods and services tax paid and payable on taxable supplies to a tax period and to attribute all creditable acquisitions to a tax period and to claim an input tax credit, in respect of all creditable acquisitions.

12.	MATERIAL DISCLOSURE

(a)	(All material information): Any information known or which should be known to the Purchaser concerning the Company which might reasonably be regarded as material to a purchaser for value of the:

(i)	Sale Shares; or

(ii)	the Mineral Properties,

has been disclosed in writing to the Purchaser.

(b)	(True, complete and accurate): All information concerning the Company, the Mineral Properties or the Sale Shares is true, complete and accurate in all respects, and is not misleading or deceptive.

(c)
(No material error or misstatement): No representation, warranty or document made or furnished by the Company in connection with this Document contains any material error or misstatement nor does it omit to state any material fact.

(d)
(No adverse acts): Nothing has been done or omitted to be done in relation to the Sale Shares by the Company which might materially adversely affect the interests of the Purchaser as an intending purchaser of the Sale Shares.

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(e)	(Forecasts and projections): All the forecasts and projections (if any) that have been disclosed to the Purchaser:

(i)	were made after due and careful consideration on the part of the author;

(ii)	are based on information which the author reasonably believed was reliable; and

(iii)	are fair and reasonable in the circumstances prevailing at the time such forecasts and projections were made and in light of the assumptions made which were in turn fair and reasonable.

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SCHEDULE 3

LAST ACCOUNTS

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[To be translated and filed on closing.]